Matria Healthcare, Inc. and Subsidiaries
                    Computation of Earnings (Loss) per Share

                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                         Three Months Ended Years Ended
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                                                                       December 31,                  December 31,

                                                                   ----------------------      -------------------------
                                                                     2000         1999            2000         1999
                                                                   ----------   ---------      -----------  ------------
Basic
Net earnings (loss)
     Continuing operations                                     $       2,089      19,961           13,694        31,366
     Discontinued operations                                            (180)        599                -         2,640
                                                                   ----------   ---------      -----------  ------------
                                                                       1,909      20,560           13,694        34,006
Preferred stock dividend requirements                                   (800)       (800)          (3,200)       (3,049)
Accretion on preferred stock                                            (111)       (113)            (441)         (420)
                                                                   ----------   ---------      -----------  ------------
Net earnings available to common shareholders                  $         998      19,647           10,053        30,537
                                                                   ==========   =========      ===========  ============

Shares:
    Weighted average number of common shares outstanding               8,907       9,191            9,139         9,151
                                                                   ==========   =========      ===========  ============
Net earnings (loss) per common share
     Continuing operations                                     $        0.13        2.07             1.10          3.05
     Discontinued operations                                           (0.02)       0.07                -          0.29
                                                                   ----------   ---------      -----------  ------------
                                                               $        0.11        2.14             1.10          3.34
                                                                   ==========   =========      ===========  ============


Diluted
Net earnings available to common shareholders                  $         998      19,647           10,053        30,537
Dividends on convertible preferred shares                                  -         100              400           381
                                                                   ----------   ---------      -----------  ------------
Net earnings for diluted calculation                           $         998      19,747           10,453        30,918
                                                                   ==========   =========      ===========  ============

Shares:
    Weighted average number of common shares outstanding               8,907       9,191            9,139         9,151
     Shares issuable from assumed exercise of options and warrants         -         282              251           356
     Convertible preferred stock                                           -         556              556           529
                                                                   ----------   ---------      -----------  ------------
                                                                       8,907      10,029            9,946        10,036
                                                                   ==========   =========      ===========  ============

Net earnings (loss) per common share
     Continuing operations                                     $        0.13        1.91             1.05          2.82
     Discontinued operations                                           (0.02)       0.06                -          0.26
                                                                   ----------   ---------      -----------  ------------
          Total                                                $        0.11        1.97             1.05          3.08
                                                                   ==========   =========      ===========  ============
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